EXHIBIT 5



                           GROCOCK, LOFTIS & ABRAMSON
                A Partnership including Professional Associations
                             Corporate, Securities,
                                and Franchise Law

                       126 E. Jefferson Street, Suite 200
                                Orlando, FL 32801

          Telephone: (407) 422-0300     o     Facsimile: (407) 425-0032





                                  March 5, 1997



Symetrics Industries, Inc.
557 N. Harbor City Blvd.
Melbourne, Florida 32905

      Re:   Registration Statement, Form S-3, File No. 333-17397

Ladies and Gentlemen:

      It is our opinion that the securities being registered with the Securities and Exchange Commission pursuant to the Registration Statement on Form S-3 of Symetrics Industries, Inc., Registration Number 333-17397, have been legally issued and are fully paid and non-assessable.

      We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                    Very truly yours,

                                    SUZAN A. ABRAMSON, P.A.


                                    By:   Suzan A. Abramson
                                       ---------------------------------
                                          Suzan A. Abramson



        126 East Jefferson Street  o  Suite 200  o  Orlando, Florida 32801
                   Phone (407)422-0300  o  Fax (407)425-0032